UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): July 31, 2007

Answers Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-32255	98-0202855
(Commission File Number)	(IRS Employer Identification No.)

237 West 35th Street, Suite 1101
New York, New York 10001
 (Address of Principal Executive Offices)

(646) 502-4777
(Registrant’s Telephone Number, Including Area Code)

_______________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

Effective as of July 31, 2007, Answers Corporation, a Delaware corporation (the “Company”), entered into an amendment (the “Amendment”) to its Purchase Agreement, dated as of July 13, 2007 (the “Agreement”), with Lexico Publishing Group, LLC, a California limited liability company (“Lexico”), Brian Kariger, as trustee of the Brian Patrick Kariger Charitable Remainder Unitrust Trust dated April 9, 2007, Brian Kariger, as trustee of the Brian Patrick Kariger Revocable Trust dated February 9, 2007, Daniel Fierro (collectively, the “Sellers”) and Brian Kariger, as the Sellers’ representative, pursuant to which the Company will acquire all of Lexico’s outstanding limited liability interests.

The Amendment changes the Closing Net Working Capital in Sections 1.2.2.1 and 1.2.2.2 of the Agreement from $500,000 to $650,000. A copy of the Amendment is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

Item 9.01 Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	First Amendment to the Purchase Agreement, dated as of July 31, 2007, between Answers Corporation and Brian Kariger, as Sellers Representative.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSWERS CORPORATION

By: /s/ Caleb A. Chill Caleb A. Chill, Esq. General Counsel

Dated: August 6, 2007